                                                                  EXHIBIT (a)(5)

                            ST. JUDE MEDICAL, INC.

                          OFFER TO PURCHASE FOR CASH
                  UP TO 8,000,000 SHARES OF ITS COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT IN EXCESS OF $39.00
                        NOR LESS THAN $32.00 PER SHARE

      THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 12, 1998, UNLESS THE
                             OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated February 12, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by St. Jude Medical, Inc., a Minnesota corporation (the "Company"), to purchase up to 8,000,000 shares of its common stock, par value $.10 per share (the "Shares"), including the associated Preferred Stock Purchase Rights (the "Rights"), at prices not in excess of $39.00 nor less than $32.00 per Share in cash, as specified by shareholders tendering their Shares, upon the terms and subject to the conditions of the Offer. Unless the Rights are redeemed by the Company or become separately tradeable prior to the Expiration Time (as defined in the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context otherwise requires, all references to Shares shall include the associated Rights. Also enclosed herewith is certain other material related to the Offer, including a letter from Ronald A. Matricaria, Chairman and Chief Executive Officer of the Company, to shareholders.

  The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price not in excess of $39.00 nor less than $32.00 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 8,000,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn at prices not in excess of $39.00 nor less than $32.00 per Share) pursuant to the Offer. All Shares validly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See Section 1 of the Offer to Purchase.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

  1. You may tender Shares at prices, not in excess of $39.00 nor less than $32.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

  2. You may designate the priority in which your Shares shall be purchased in the event of proration.

  3. The Offer is for up to 8,000,000 Shares, constituting approximately 8.7% of the total Shares outstanding as of February 10, 1998. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

  4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, March 12, 1998, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

  5. As described in the Offer to Purchase, if more than 8,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Time, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

    (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Time by any shareholder who owned beneficially, as of the close of business on February 11, 1998, and who continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares (excluding Restricted Shares (as defined in the Offer to Purchase)) and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

    (ii) after purchase of all the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Time on a pro rata basis. See Section 1 of the Offer to Purchase for a discussion of proration.

  6. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal. A tendering shareholder who holds Shares with a broker may be required by such broker to pay a service charge or other fee.

  7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  8. If you owned beneficially, as of the close of business on February 11, 1998, and continue to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares (excluding Restricted Shares), and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Time and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

  If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

  The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                               INSTRUCTION FORM

                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 8,000,000 SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                      OF

                            ST. JUDE MEDICAL, INC.

                     AT A PURCHASE PRICE NOT IN EXCESS OF
                     $39.00 NOR LESS THAN $32.00 PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 12, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by St. Jude Medical, Inc. (the "Company") to purchase up to 8,000,000 shares of its common stock, par value $.10 per share (the "Shares"), including the associated Preferred Stock Purchase Rights (the "Rights"), at prices not in excess of $39.00 nor less than $32.00 per Share, net to the undersigned in cash, as specified by the undersigned, upon the terms and subject to the conditions of the Offer. Unless the Rights are redeemed by the Company or become separately tradeable prior to the Expiration Time (as defined in the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

  This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

 [_]By checking this box, the undersigned hereby instructs us to tender the following number of Shares held by us for the account of the undersigned, at the Purchase Price per Share indicated in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered":

                                       Shares*

   --------
   * The undersigned understands and agrees that all Shares held by us for the account of the undersigned will be tendered if the above box is checked and the space above is left blank.

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED
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       IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE
           INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED
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    CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
      CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS
                 BELOW), THERE IS NO VALID TENDER OF SHARES.
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
   [_] $32.000     [_] $33.500       [_] $35.000       [_] $36.375       [_] $37.750
   [_] $32.125     [_] $33.625       [_] $35.125       [_] $36.500       [_] $37.875
   [_] $32.250     [_] $33.750       [_] $35.250       [_] $36.625       [_] $38.000
   [_] $32.375     [_] $33.875       [_] $35.375       [_] $36.750       [_] $38.125
   [_] $32.500     [_] $34.000       [_] $35.500       [_] $36.875       [_] $38.250
   [_] $32.625     [_] $34.125       [_] $35.625       [_] $37.000       [_] $38.375
   [_] $32.750     [_] $34.250       [_] $35.750       [_] $37.125       [_] $38.500
   [_] $32.875     [_] $34.375       [_] $35.875       [_] $37.250       [_] $38.625
   [_] $33.000     [_] $34.500       [_] $36.000       [_] $37.375       [_] $38.750
   [_] $33.125     [_] $34.625       [_] $36.125       [_] $37.500       [_] $38.875
   [_] $33.250     [_] $34.750       [_] $36.250       [_] $37.625       [_] $39.000
   [_] $33.375     [_] $34.875

                                   ODD LOTS

 [_]By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on February 11, 1998, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares (excluding Restricted Shares) and is tendering all of such Shares.

_______________________________________________________________________________

   If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). [_]

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                          SIGN HERE

                                          -----------------------------------
                                          Signature(s)

 Dated: ___________ , 1998                Name ______________________________

                                          Address ___________________________

                                          -----------------------------------

                                          -----------------------------------
                                          Social Security or Taxpayer ID No.